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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 21, 2000

                        TELTRAN INTERNATIONAL GROUP, INC.

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               (Exact name of Registrant as specified in charter)

Delaware                           0-25641                      11-3172507
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(State or Other             (Commission File No.)             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)

                  One Penn Plaza, Suite 4430, New York, New York     10119
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                   (Address of principal executive offices)       (Zip Code)


            Registrant's telephone number, including area code:  (212) 643-1283

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                  Item 2. Acquisition or Disposition of Assets

On June 6, 2000, we acquired 66.7% ownership interest in SavOnCalling.com, LLC., a Florida limited liability company engaged in the marketing of casual access long distance services, better known as "10-10 dial around". Dial around is a telecommunications service that allows consumers to select alternative long distance providers by entering the particular carrier identification code (CIC) prior to dialing a long distance telephone call and achieving a savings. The purchase price consisted of an inititial payment of 150,000 shares of our common stock. The sellers are entitled to an indeterminate number of shares based on EBITDA (earnings before interest, tax, depreciation and amortization) of the acquired company over a thirty month period. We are also obligated to contribute an additional $600,000 to the SavOnCalling.com, LLC. The balance is due in installments payable through December 31, 2000. The payment of our indebtedness is secured by the acquired assets. The Company intends to continue the operations formerly conducted by The Web Factory Ltd.

Item 7.  Financial Statements, Pro-Forma Information and Exhibits

          (a) and (b)  *

          (c) Exhibits

10.23 Acquisition Agreement for the Purchase of Part of SaveOnCalling.com, LLC among Teltran International Group, Ltd. and Transvoice Investments, Ltd. dated May 1, 2000.


* Registrant's filing of financial and pro-forma information relating to the Agreement within fifteen (15) days after the exchange is impracticable. Registrant will file such financial information by amendment hereto no later than sixty (60) days after the filing of this report.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2000

                                            TELTRAN INTERNATIONAL GROUP, LTD.
                                                       (Registrant)


                              By: /s/ Byron Lerner
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                              Byron Lerner, President